UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014 (September 25, 2014)

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 N. Sam Houston Parkway East

Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 876-0120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment”) to the Current Report on Form 8-K which the registrant previously filed with the Securities and Exchange Commission on September 25, 2014 (the “Original Filing”). This Current Report on Form 8-K/A includes the financial statements and information required by such Items 9.01(a) and 9.01(b) and amends the registrant’s previous disclosure in Items 2.01 and 9.01 as set forth herein. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 25, 2014, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company” or “Ultra”) completed the previously announced acquisition of all producing and non-producing properties in the Pinedale field in Sublette County, Wyoming (the “SWEPI Properties”) from SWEPI, LP, an affiliate of Royal Dutch Shell, plc in exchange for certain of the Company’s producing and non-producing properties in Pennsylvania (the “Pennsylvania Properties”) and a cash payment of $925.0 million (the “SWEPI Transaction”) pursuant to a Purchase and Sale Agreement dated August 13, 2014. The effective date of the transaction is April 1, 2014. After customary effective-date adjustments and closing adjustments, including payments in settlement of certain liabilities incurred prior to the effective date, the adjusted cash payment was $983.0 million and is subject to further post-closing adjustments. The SWEPI Properties consist primarily of 19,600 net mineral acres in Wyoming and associated oil and gas production and wells and the Pennsylvania Properties consist primarily of 155,000 net acres in Pennsylvania and associated oil and gas production and wells. The Company reported the entry by the parties into the Purchase and Sale Agreement in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 19, 2014.

The required financial statements and pro forma financial information with respect to the SWEPI Transaction is provided in Items 9.01(a) and 9.01(b) of this Current Report on Form 8-K/A.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited statements of revenues and direct operating expenses of the SWEPI Properties for the years ended December 31, 2013 and 2012; and the unaudited statements of revenues and direct operating expenses of the SWEPI Properties for the six months ended June 30, 2014 and 2013 are both attached as Exhibit 99.1 hereto.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2014, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the six months ended June 30, 2014, and the related notes are attached as Exhibit 99.2 hereto.

(d) Exhibits.

Exhibit No.	Description

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 99.1	Audited statements of revenues and direct operating expenses of the SWEPI Properties for the years ended December 31, 2013 and 2012; and unaudited statements of revenues and direct operating expenses of the SWEPI Properties for the six months ended June 30, 2014 and 2013.

Exhibit 99.2	Unaudited pro forma condensed combined balance sheet as of June 30, 2014 showing the pro forma effects of the SWEPI Transaction as at June 30, 2014; the unaudited pro forma condensed combined statements of operations showing the pro forma effects of the SWEPI Transaction for the six months ended June 30, 2014; the unaudited pro forma condensed combined statements of operations showing the pro forma effects of the SWEPI Transaction and the Uinta Basin Properties acquisition for the year ended December 31, 2013; and related notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP. (Registrant)

Dated: October 1, 2014	By:	/s/ Garland R. Shaw
Garland R. Shaw
Senior Vice President and Chief Financial Officer